Exhibit 99.1

Press Release

Federated Investors, Inc. Appoints New Head of Investment Management Subsidiaries

(PITTSBURGH, Pa., January 30, 2006) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment management firms, announced today the appointment of John B. Fisher as president and chief executive officer of Federated’s investment advisory subsidiaries. The announcement was made by J. Christopher Donahue, president and chief executive officer of Federated Investors, Inc.

Fisher replaces Keith M. Schappert, who has resigned, but who has agreed to stay on during a one-month transition period and report to Donahue as a senior advisor. Schappert joined the firm in 2002 from J.P. Morgan and helped Federated strengthen its equity investment management process by creating career paths for analysts and focusing on proprietary research. “I’d like to thank Kim Schappert for his contributions, including the development of an outstanding investment team,” Donahue said. “We wish him well in his future endeavors.”

In his new role, Fisher will provide overall leadership to Federated’s investment management operation that currently employs over 140 investment professionals and manages $213 billion in assets. Fisher, a 26-year Federated veteran, had oversight responsibility for all separately managed and sub-advised accounts since March of 1997 when he was named president of Federated Investment Counseling. He launched Federated’s institutional division in 1993 and played a critical role in designing the products and operating structure to help Federated raise nearly $37 billion in additional assets.

“With two decades of diverse hands-on experience in the institutional area, John Fisher brings exceptional business and management acumen to his new position as CEO of our investment unit,” Donahue said. “At Federated, the position of directing our investment advisory companies requires in-depth industry experience, excellent people skills, dedication to outstanding investment performance and a first-hand understanding of the needs of our clients. Federated is very fortunate to have such a high caliber executive like John who has provided great strategic leadership for our company.”

Contacts:

MEDIA	MEDIA	ANALYSTS
J.T. Tuskan	Meghan McAndrew	Ray Hanley
(412) 288-7895	(412) 288-8103	(412) 288-1920
jtuskan@federatedinv.com	mmcandrew@federatedinv.com	rhanley@federatedinv. com

Federated Appoints John Fisher

January 30, 2006

Federated has revamped its equity investment process in recent years to a model that places greater emphasis on proprietary fundamental research with a goal of generating alpha on a sustainable and consistent basis. The firm has placed a particular emphasis on having investment personnel work collaboratively to identify strong investment opportunities and seeking performance that exceeds a portfolio’s benchmarks over a full market cycle.

“In my 26-years in the business, I’ve spent an enormous amount of time with the investment process, reviewing and launching funds and separately managed accounts, meeting with institutional clients and consultants and managing a number of businesses in the company,” Fisher said. “With a strong foundation in place in both our equity and fixed-income divisions, my role will be to retain and attract talented investment personnel as well as provide continuity and stability so that we can remain focused on producing outstanding performance for our clients.”

Federated Investors, Inc. is one of the largest investment management firms in the United States, managing $213 billion in assets as of Dec. 31, 2005. With 136 mutual funds and various separately managed accounts, Federated provides comprehensive investment management worldwide to 5,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top two percent of money market fund managers in the industry, the top six percent of fixed-income fund managers and the top seven percent of equity fund managers.1

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1 Strategic Insight, November 2005. Based on assets under management in open-end funds.

For more complete information on Federated funds, please visit www.federatedinvestors.com for prospectuses. You should consider the fund’s investment objectives, risks, charges, and expenses carefully before you invest. Information about these and other important subjects is in the fund’s prospectus, which investors should read carefully before investing.

Federated Securities Corp., is the distributor of the Federated funds.

Separately managed accounts are available through Federated Investment Counseling, a registered investment advisor.

Certain statements in this press release, such as those related to the company’s goal for investment performance constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include the ability to identify investment opportunities, retain and attract talented investment management personnel and implement systems, processes and procedures successfully, as well as those factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be affected by the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Past performance is no guarantee of future results.